UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  April 27, 2021

INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300
Wilmington, DE 19809-3727
(Address of principal executive offices, Zip code)

302-281-3600
Registrant's telephone number, including area code

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 27, 2021, InterDigital, Inc. (the “Company”) was informed that the Munich Regional Court commenced service of three patent infringement actions filed in Germany against Xiaomi Corporation and certain of its affiliates (“Xiaomi”) by a subsidiary of the Company. The complaints involve infringement of the Company’s German patents related to 3G and 4G cellular handsets. The claims were filed after years of negotiations and after the Company made clear to Xiaomi that it is willing to resolve the terms of a fair, reasonable and non-discriminatory license through binding arbitration.

The claims were filed by the Company in the Munich Regional Court. The Company is seeking injunctive relief to prevent further infringement of the asserted patents in Germany.

The German patents asserted in the complaints are:

•	EP 2,421,318 – Method and apparatus for transmitting scheduling information in a wireless communications system

•	EP 2,485,558 – Method and apparatus for providing and utilizing a non-contention-based channel in a wireless communication system

•	EP 3,355,537 – MAC multiplexing and TFC selection procedure for enhanced uplink

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Richard L. Gulino
Richard L. Gulino
Chief Legal Officer, General
Counsel and Corporate Secretary

Date: April 28, 2021